UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

Sensei Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125 Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 28, 2021, Sensei Biotherapeutics, Inc., or the Company, entered into an employment agreement with Erin Colgan, or the Colgan Employment Agreement, which provides for her at-will employment as the Company’s Senior Vice President, Finance and Administration, with no specific term. The Colgan Employment Agreement provides for an annual base salary of $320,000, which amount is subject to review and adjustment from time to time, and an annual discretionary bonus of up to 35% of this base salary, or the Bonus Target, the amount of which will be decided based upon the Company’s and Ms. Colgan’s achievement of objectives and milestones determined on an annual basis by the Company’s board of directors.

In the event of her termination without cause or if Ms. Colgan terminates her employment for good reason, in each case other than in connection with a change of control, Ms. Colgan shall be entitled to (i) an amount equal to Ms. Colgan’s then current salary for six months and (ii) COBRA premiums for six months, subject to certain conditions. In the event of her termination without cause or if Ms. Colgan terminates her employment for good reason within 12 months following a change of control, Ms. Colgan shall be entitled to (i) an amount equal to Ms. Colgan’s then current salary for 12 months, (ii) accelerated vesting of her unvested equity awards, (iii) a lump sum cash payment equal to one times the Bonus Target, and (iv) COBRA premiums for 12 months, subject to certain conditions. The foregoing severance benefits are conditioned upon Ms. Colgan’s execution of a separation agreement, including a release of claims and compliance with certain restrictive covenants.

The foregoing summary of the Colgan Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Colgan Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amended and Restated Employment Agreement, dated April 28, 2021, by and between the Company and Erin Colgan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sensei Biotherapeutics, Inc.

Date: May 3, 2021	/s/ John Celebi
John Celebi
President and Chief Executive Officer

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